UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-2

Eventbrite, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notes from Luca Ferrari

Hi everyone,

I’m Luca Ferrari, a co-founder and the CEO at Bending Spoons.

There are limitations on what can be discussed before the acquisition closes, but I wanted to at least record a short video to introduce myself and Bending Spoons.

We see Eventbrite as a great business with the opportunity to become greater still, and we’re committed to doing everything we can to help it reach new heights. We’ve got immense respect for what you’ve achieved to date, and are optimistic about what the future may hold.

Although we’re hands-off until closing, no doubt you’ll have plenty of questions right now. I encourage you to submit them via this Google Form. As soon as we’re allowed, we’ll provide comprehensive answers.

Finally, thank you in advance for your professionalism and hard work, particularly in this period where inevitably there are more questions than answers. It’s truly appreciated.

We’re eager to get to know Eventbrite and all of you better—speak again soon (after closing)!

Luca.

Video Transcript from Luca Ferrari

Hello, everybody. My name is Luca. I’m one of the co-founders and the CEO at Bending Spoons. I’m happy to be recording this video for you all. Thank you for taking a couple of minutes to listen to me.

Bending Spoons is a pretty unusual company. I’d like to say that we’re a mix of private equity and technology company. For private equity, we have the focus on acquisitions as a key engine of growth. But unlike a private equity, which typically buys a business to sell it within a few years, we aim to own and operate the businesses we acquire forever. In fact, we’ve never sold a business, nor do we intend to.

Also, unlike a private equity firm, which typically has relatively shallow interventions on the business they acquire, the vast majority of our time is spent developing and refining technologies and user experiences. And after acquiring a company, we roll up our sleeves, get in the trenches with the team to really look for ways to help these companies go to the next level.

We may help rewrite big parts of the code base, re-architect some of the cloud infrastructure, help redesign some of the UI, optimize monetization and marketing. And so, it’s with that mindset and that enthusiasm that we look forward to seeing the acquisition close.

The acquisition, as you probably know, has only signed. There are some approvals to go through before it can close. We don’t expect any problems. It should close early 2026, but we need to wait a little bit longer.

We believe Eventbrite has tremendous strengths. It’s a beloved brand, a storied product with tens of millions of users active on it across the world on any given month. Eventbrite has powered millions of events over 20 years. And yet, we believe that there’s a chance here that we can help bring it to the next level.

It’s difficult to know exactly how we’ll accomplish that altogether, but we do believe that there are areas where we have historically shown we’re particularly strong and we do hope that they’ll apply in this case to, for example, data, both the technological side of things, but also how we can leverage this to make better decisions. We, I believe, have access to strong engineering talent, and so we might be able to accelerate development of critical new features.

We’re extremely excited, enthusiastic at the prospect of meeting you all, spending time learning more about Eventbrite and trying to chart a course together for the future that can make this product even more successful than it’s already been.

I want to thank you for being patient, for being professional, for your hard work. We’ll certainly try to do our part to help this be a great success. I look very much forward to meeting you all after closing. Have a great day.

Important Additional Information and Where to Find It

In connection with the proposed transaction between Eventbrite, Inc. (the “Company”) and a wholly owned subsidiary of Bending Spoons S.p.A. (“Bending Spoons”) (the “Transaction”), the Company will file with the SEC a definitive proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and securityholders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s website at https://investor.eventbrite.com or by contacting the Company’s Investor Relations Team at:

Eventbrite, Inc.

Attention: Investor Relations

95 Third Street, 2nd Floor

San Francisco, California 94103

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the proposed transaction (if and when they become available). Information relating to the foregoing can also be found in the Company’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 24, 2025 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on the Company’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements related to the Transaction, including estimates and statements regarding the expected timing, completion and effects of the Transaction. These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) any potential litigation relating to the Transaction that could be instituted against Bending Spoons, the Company or their respective directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Transaction will harm the Company’s business, including current plans and operations and employee retention, and the Company’s ability to implement its business strategy; (iv) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (v) legislative, regulatory and economic developments affecting the Company’s business; (vi) general macroeconomic and geopolitical environment and market developments and conditions; (vii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect the Company’s financial performance; (viii) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (x) significant transaction costs associated with the Transaction; (xi) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring the Company to pay a termination fee and/or other expenses; (xiii) the ability of Bending Spoons to successfully integrate the Company’s operations, product lines and services; (xiv) the risks and uncertainties pertaining to the Company’s business, including those set forth in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC; and (xv) the risks and uncertainties that will be described in the Proxy Statement available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the Transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to and specifically disclaims any obligation to publicly provide revisions or updates to any of forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.